EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (Nos. 333-169222 and 333-198407) on Form S-8 of DeVry Education Group Inc. of our report dated March 24, 2015, relating to our audits of the financial statements of DeVry Education Group Inc. Nonqualified Deferred Compensation Plan, which appears in this Annual Report on Form 11-K of DeVry Education Group Inc. Nonqualified Deferred Compensation Plan as of December 31, 2014 and 2013, and for the years ended December 31, 2014, 2013, and 2012.

/s/ McGladrey LLP
Indianapolis, Indiana
March 24, 2015

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